UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 8, 2008 — February 13, 2008

(Date of Report — Date of earliest event reported)
TRONOX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32669	20-2868245

(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
(405) 775-5000

(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective February 8, 2008, TRONOX INCORPORATED, a Delaware corporation (“Holdings”), TRONOX WORLDWIDE LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC. and CREDIT SUISSE, as joint lead arrangers and joint bookrunners (in such capacity, the “Arrangers”), ABN AMRO BANK N.V., as syndication agent (in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A. AND CITICORP USA, INC., as co-documentation agents (in such capacity, the “Documentation Agents”), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “Administrative Agent”), and the parties listed as grantors on the signature pages thereto (the “Grantors”), executed a Second Amendment to the Tronox Credit Agreement, dated November 28, 2005 (the “Amendment”). The Amendment provides for changes in the financial covenants contained in the Credit Agreement for fiscal years 2008 and 2009. In addition, certain revisions were made to clarify that the obligations under certain cash management agreements constitute secured obligations under the security documents.
     A copy of the Amendment is attached hereto as Exhibit 10.1
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1 Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement dated February 8, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX INCORPORATED
By:	/s/ Michael J. Foster
Michael J. Foster
Vice President, General Counsel and Secretary

Dated: February 13, 2008